UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-27403
Date of Report: December 20, 2006

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

COLORADO	84-1475486
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1612 Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

Whitney Information Network, Inc. (OTCBB:RUSS) announced today the resignation of Richard O’Dor, Director, Corporate Communications for the Company.  Mr. O’Dor resigned after Management of the Company learned that Mr. O’Dor had made a misstatement to the press without the knowledge of, or authorization by, the Company, regarding the reason for the termination of Rance Masheck, Vice President, Sales and Marketing of EduTrades, Inc. (a subsidiary of the Company), which was announced on December 19, 2006.  Mr. Masheck was terminated due to the fact that his trading records do not substantiate claims which he made, and which the Company broadcasted publicly, regarding his trading success.  The Company discovered this fact during its internal investigation related to both the grand jury investigation by the United States Attorney’s Office for the Eastern District of Virginia, which was announced by the Company on December 15, 2006, and the investigation and subpoena by the Securities and Exchange Commission, which was announced by the Company on November 20, 2006.

A copy of the press release is filed as Exhibit 99.1 hereto, the terms of which are incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

(d)                                                         Exhibits

Exhibit No.	Description
99.1	Press release by Whitney Information Network, Inc. dated December 21, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC.

Date: December 21, 2006	/s/ Alfred R. Novas
Alfred R. Novas
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Whitney Information Network, Inc. dated December 21, 2006